HEALTH PHYSICS AND DECONTAMINATION SERVICES

NUMANCO, L.L.C. maintains a qualified group of Health Physics and Decontamination Specialists and Technicians to fulfill and surpass the expectations of our clients. Our technicians are trained and qualified in the areas of Safety, ANSI/ANS and Site Requirements. These combined with numerous other training programs, policies and procedures allow NUMANCO to provide experienced, dedicated, qualified professionals, at reduced costs to our clients.

         Health Physics Support
         ALARA Engineers; Health Physics/Radiological Engineers; Health Physics Supervisors; ANSI 3.1 Health Physics Technicians; ANSI 18.1 Health Physics Technicians; NRRPT Certified Technicians.

         Decontamination Support
         Sr./Jr. Decontamination Technicians; Cryogenisis; Hydrolaser.

         Specialists
         Kelly(C); Sharc(C); Robotic Devices; Cavity Decontamination.

MAINTENANCE DIVISION
NUMANCO's Maintenance Division specializes in providing project management and professional technical support in the following disciplines: Mechanical Maintenance; Diesel Generator Repair, Field Valve Repair, I&C and Electrical Services; and Professional Services.

         Mechanical Maintenance Support
         Mechanical Maintenance Technicians; Valve Technicians; Diesel Mechanics; Turbine Support; Certified Welders; Pipefitters/Millwrights; Machinists; General Labor Support.

         Diesel Generator Repair Services
         NUMANCO maintains a staff of Certified Diesel Technicians trained specifically in the overhaul and repair of PC2-14VB8 Colt Pielstick and Fairbanks-Morse engines, and 251 EDG ALCO Diesel Generators.

         Field Valve Repair and Refurbishment
         NUMANCO can provide qualified personnel to support all facets of repair and refurbishment of the following valves: Gate; Globe; Angle; Check; Knife; Diaphragm; Butterfly; Plug; Ball; Relief And Safety Relief (Steam, Air and Liquid).

In addition, NUMANCO can provide complete mechanical and electrical inspections as well as actuator repair and refurbishment.

         Instrument and Control Support
         I&C Engineers; I&C Technicians; Metrology Lab Technicians; Security System Technicians; Radiation Monitor Technicians.
                  Specialists
                  Pneumatic; Electronic; Westinghouse 7100 and 7300; Fire Protection; PLC.

         Electrical Maintenance Support
         Electric Engineers; Electrical Maintenance Technicians; Motor Operated Valve Technicians; Protective Relay Technicians.
                  Specialists
                  HV and LV Breaker Overhaul; MCC's; Transformers; HV Cable Splicing; Motor Overhaul.

         Engineers (All Levels)
         Architectural; Civil; Construction; Development; Electrical; HVAC; Facilities; Industrial; I&C; Maintenance; Manufacturing; Mechanical; Piping; Project; Process; Reliability; Quality Assurance;
         Quality Control; Software; Structural; Systems Analyst Specialist.

         Designers, Draftsmen, Detailers
         Architectural; CAD/CAM; Civil Piping; Electrical; E-M Packaging; Electronic; HVAC; I&C; Machine; Mechanical; Pipe Support; Printed Circuit; Structural; Tool.

         Miscellaneous
         Buyer; Cost Estimator; Engineering Aide; Expediter; Industrial Hygienist; Planner/Scheduler; Procedure Writer; Proposal Writer; Safety Specialist; Training Instructor.

         Technicians
         Documentation; Electrical; Industrial; I&C; Laboratory; Manufacturing; Mechanical; Quality Assurance; Quality Control.

         Publications
         Technical Writers; Technical Editors; Technical Illustrators.

QA/QC DIVISION

NUMANCO offers a full range of Quality Services including Management, Quality Engineering, Planning, Lead Auditors, and Quality Control personnel to support Level III Inspection and Non-Destructive activities. All personnel will be fluent in the applicable code or standard, including but not limited to:
American Society of Mechanical Engineers (ASME), American National Standards Institute (ANSI), Military Standards (MIL-Standards), and American Welding Society (AWS). In addition, all personnel will be thoroughly trained and certified in the discipline required.

         QA/QC SUPPORT
         QA/QC Technicians/Inspectors
         Mechanical, Electrical, I&C, & Civil, Level I VT-1 through VT-4, Level I Mechanical, Electrical, I&C, & Civil, Level II
         VT-1 through VT-4, Level II Mechanical, Electrical, I&C, & Civil, Level III
         VT-1 through VT-4, Level III

         NDE SUPPORT
         NDE Technicians
         U.T. Technicians, Levels II and III
         R.T. Technicians, Levels II and III
         V.T. and P.T. Technicians, Levels II and III
         M. T. Technicians, Levels II and III

TRAINING DIVISION
In addition to the preceding categories, NUMANCO offers the following specialized instructional programs:

         TRAINING SUPPORT
         Basic Mechanical Fundamentals; Basic I&C Fundamentals; Pneumatic Control Valve Repair; Unescorted Access; Leadership Training For Supervisors; Basic Gas Turbines; Basic Heat Exchangers; Basic Electrical Fundamentals; Basic Valve Repair; Safety and Relief Valve Repair; Level I Radiation Worker Training; Basic Diesels; Steam Turbines; Fire Watch.

NUMANCO also maintains working agreements with several major companies in order to support subcontract opportunities that may exist as a result of our customers' needs.



         Subcontractors in the Following Areas:

         Laundry; Teledosimetry; Specialty Decon; Specialty Coatings; Industrial Hygienist.